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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cherokee International LLC on Form S-8 of our report dated February 16, 2000, appearing in the Annual Report on Form 10-K of Cherokee International LLC for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP /s/
DELOITTE & TOUCHE LLP


Costa Mesa, California
September 20, 2000